SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Evans Withycombe Residential, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

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    previously.  Identify the previous filing by registration  statement number, or the form or schedule and the date of its filing.

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
                       EVANS WITHYCOMBE RESIDENTIAL, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                           TO BE HELD ON JUNE 10, 1997



The Annual Meeting of Stockholders of Evans Withycombe Residential, Inc. (the "Company") will be held at the Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, Arizona on Tuesday, June 10, 1997 at 10:00 a.m. Arizona time, for the purposes of (1) electing two directors to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and have qualified, and (2) transacting such other business as may properly come before the meeting and at any and all postponements and adjournments thereof.

Only stockholders whose names appear of record on the books of the Company at the close of business on April 25, 1997 are entitled to notice of, and to vote at, such Annual Meeting or any postponements or adjournments thereof.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend this meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used.

                                        By Order of the Board of Directors



                                        Paul R. Fannin
                                        Senior Vice President, Chief Financial
                                        Officer and Secretary



Scottsdale, Arizona
May 7, 1997

                       EVANS WITHYCOMBE RESIDENTIAL, INC.

                              --------------------



                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 10, 1997


This proxy statement is furnished to the stockholders of Evans Withycombe Residential, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, Arizona on Tuesday, June 10, 1997 at 10:00 a.m. Arizona time and at any and all postponements and adjournments thereof. The principal executive offices of the Company are located at 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251. The approximate date on which this proxy statement and form of proxy solicited on behalf of the Board of Directors will first be sent to the Company's stockholders is May 7, 1997.

The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone, telegraph or telecopy. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so.

On April 25, 1997, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had 20,244,964 shares of common stock, par value $.01 per share (the "Common Stock"), outstanding. Each such share of Common Stock is entitled to one vote on all matters properly brought before the meeting. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for transaction of business. With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. The vote of a plurality of the shares cast in person or by proxy is required to elect a nominee for director. The nominees for director who receive the greatest number of votes shall be elected. Abstentions may be specified on proposals other than the election of directors, and will be counted as present for purposes of the item on which the abstention is noted, and therefore counted in the tabulation of the votes cast on a proposal with the effect of a negative note. Broker non-votes are shares which are represented at the Annual Meeting which a broker or nominee has indicated it does not have discretionary authority to vote on with respect to a particular matter. A broker non-vote will generally have the effect of a negative vote.

Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted at the Annual Meeting for the nominees named below for election as directors. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. The Bylaws of the Company provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made by a stockholder only pursuant to a notice delivered or mailed to the Secretary of the Company at the Company's principal executive offices by a stockholder who was a stockholder of record at the time of giving notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the Company's Bylaws. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

                              ELECTION OF DIRECTORS

The Board of Directors of the Company is currently comprised of seven members divided into three classes serving staggered terms of three years each. Pursuant to the Company's Charter and Bylaws, the term of office of one class of directors expires each year and at each annual meeting the successors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are elected and have qualified. The current terms of two directors expire in 1997, three expire in 1998 and two expire in 1999.

In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the two nominees designated below, each of whom is currently a director of the Company, to serve until the 2000 annual meeting of stockholders and until their respective successors shall have been elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable for election, the shares of Common Stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies. In no event will the proxy be voted for more than two nominees.


                  Nominees for Election as Director at the 1997
                         Annual Meeting of Stockholders

Name                   Age    Present Position With The Company                   Director Since
----                   ---    ---------------------------------                   --------------
Richard G. Berry       52     President, Chief Operating Officer and Director           1994

Gadi Kaufmann          41     Nominee for Director                                      N/A

Richard G. Berry was  appointed  President  and Chief  Operating  Officer of the
Company on January 21, 1997. Prior to that time, Mr. Berry served as the Executive Vice President and a director of the Company since its formation in May 1994 and has served as the Executive Vice President of Evans Withycombe, Inc. since 1992. From 1983 to 1992, Mr. Berry served as

Chairman of the Board of Berry and Boyle, a real estate investment and development management company. Prior to 1983, Mr. Berry served as Executive Vice President of Hutton Real Estate Services and was responsible for that firm's real estate investment and management activities. Mr. Berry earned a Bachelor of Architecture degree and a Masters of Business Administration degree from the University of Michigan. He also served as an officer of a United States Navy mobile construction battalion for three years.

Gadi Kaufmann is Managing Director of Robert Charles Lesser & Co., an independent real estate advisory firm. He specializes in project, portfolio and corporate strategic planning, transactional and negotiation services, and financing strategy formulation. Mr. Kaufmann is a member of the Urban Land Institute, where he recently completed three years of service as Chairman of the Residential Council. Mr. Kaufmann is a member of the Young Presidents Organization, an international business organization for education and idea exchange. Until June 1990, Mr. Kaufmann served as a director of Lincoln N.C. Realty Fund, Inc., a publicly traded (AMEX, PSE) real estate investment trust. He currently serves on advisory boards of several privately held companies including UDC Homes, Inc., a major home-building company, as well as non-profit charitable organizations.

                         Directors Continuing in Office

                                                                              Director         Term
   Name                         Age        Present Position With The           Since          Expires
   ----                         ---        -------------------------           -----          -------
                                                    Company
                                                    -------
   Stephen O. Evans             51         Chairman of the Board and            1994            1998
                                            Chief Executive Officer

   G. Peter Bidstrup            66                  Director                    1994            1999

   Joseph W. O'Connor(1)        51                  Director                    1994            1998

   John O. Theobald II          52                  Director                    1994            1998

   F. Keith Withycombe          52                  Director                    1994            1999

-------------

(1) Mr. Joseph F. Azrack has informed the Company that he intends to resign from the Board of Directors effective as of the end of the Annual Meeting. AEW has designated Mr. Joseph W. O'Connor to replace Mr. Azrack as its designee on the Board of Directors. Mr. O'Connor presently serves as a director of the Company whose term on the Board of Directors will expire at the Annual Meeting. By filling the seat to be vacated by Mr. Azrack, in accordance with the terms of the Bylaws, Mr. O'Connor's term will expire in 1998.

Stephen O. Evans has served as the Chairman of the Board and Chief Executive Officer of the Company since its formation in May 1994. Mr. Evans founded the predecessor of the Company in 1977 and served as Chairman of the Board and Chief Executive Officer. From 1973 to 1977, Mr. Evans was Investment Vice President of W.R. Schulz & Associates, at that time Arizona's largest apartment development company. He earned his Bachelor of Science in Business Administration and Masters of Business Administration degrees from Arizona State University. He also served as an officer in the United States Air Force for four years. Mr. Evans' affiliations include National Multi-Housing Council; National Association of Real Estate Investment Trusts (NAREIT); Lambda Alpha, a National Land Economic Fraternity; and the Urban Land Institute.

G. Peter Bidstrup became a director of the Company concurrently with the closing of the Initial Public Offering in August 1994. Mr. Bidstrup formed Doubletree, Inc. in 1969 and was Chairman and Chief Executive Officer of the company and its successor, Met Hotels, Inc. until 1991. Since 1991, Mr. Bidstrup has been a principal officer and director of Bid-Group, Inc., CDT Investments, Inc. and GA Investments, Inc. and a Manager of COPA Capital, L.L.C. Mr. Bidstrup also is the founder of Homeward Bound, a non-profit housing organization. His memberships include Association for Corporate Growth; Dean's Council of 100, ASU College of Business; Entrepreneurial Fellow, University of Arizona; Lambda Alpha International; the Board of Directors of the World President's Organization; the Board of Directors of the Arizona Community Foundation. Mr. Bidstrup holds a Bachelor of Science Degree from the United States Military Academy and a Master of Business Administration Degree from the Harvard Graduate School of Business Administration.

Joseph W. O'Connor became a director of the Company concurrently with the closing of the Company's Initial Public Offering (the "Initial Public Offering") in August 1994. Mr. O'Connor has been active in real estate since 1970 and has served for 14 years as the President and Chief Executive Officer of Copley Real Estate Advisors, Inc. In 1996, Copley Real Estate Advisors merged with Aldrich, Eastman and Waltch to form AEW Capital Management L.P. where Mr. O'Connor is currently Co-Chairman. Mr. O'Connor is a graduate of Holy Cross College and earned his Masters of Business Administration Degree at Harvard Business School. He has lectured extensively and is affiliated with numerous real estate professional organizations and community affairs. At the present time, Mr. O'Connor is either a Director or Trustee of the following entities: The Urban Land Institute, The New England Aquarium, Harvard Management Company, Children's Hospital and the MIT Center for Real Estate Development.

John O. Theobald II became a director of the Company concurrently with the closing of the Initial Public Offering in August 1994. Since 1988, Mr. Theobald has served as Senior Vice President and General Counsel for The Pointe Group, Ltd., a privately owned real estate company operating in Arizona and Southern California with activities including residential, office, industrial, land development and resort development and management. From 1973 to 1988, Mr. Theobald was a partner in the law firm of McLoone, Theobald & Galbut, specializing in real estate and corporate law. His memberships includes the Boards of Directors of St. Luke's Charitable Health Trust, Herrington Arthritis Research Center and The Arizona Historical Foundation. Mr. Theobald holds an AB Degree from Princeton University and a law degree from the University of Arizona.

F. Keith Withycombe has served as a director of the Company since its formation in May 1994 and served as the President and Chief Operating Officer of the Company since its formation until January 21, 1997. Prior to that time, Mr. Withycombe served as the President of Evans Withycombe, Inc. From 1973 to 1981, Mr. Withycombe was Vice President and a Managing Partner for W.R. Schulz & Associates where he was responsible for the development and management of a large number of apartment projects, in addition to corporate responsibilities. Mr. Withycombe is a Certified Property Manager. He is a graduate of the United States Air Force Academy with an Engineering Sciences degree, and earned a Master of Industrial Engineering degree from Arizona State University.
He also served as an officer in the United States Air Force for six years.

In October 1992, when unable to reach a negotiated settlement with its secured lender, a partnership, in which Messrs. Evans and Withycombe had an interest, elected to file a petition for relief under Chapter 11 of the United States Bankruptcy Code. The partnership was a single-purpose entity, owning one apartment project. The partnership was a limited partnership whose corporate general partner was wholly owned by Messrs. Evans and Withycombe. The case was favorably resolved in a negotiated settlement with the secured creditor being paid off in accordance with the applicable settlement agreement and the bankruptcy petition being voluntarily dismissed by the parties.

Board Meetings; Committees and Compensation

The Board of Directors held four meetings during the year ended December 31, 1996. During that period, no director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served.

The Company currently pays each non-employee director a fee of $12,000 per year for services as a director plus $500 for attendance in person at each meeting of the Board of Directors (including telephonic board meetings, but not including committee meetings). The Company also reimburses the directors for travel expenses incurred in connection with their duties as directors of the Company. In June 1996 the Board of Directors adopted, and the stockholders of the Company approved, a plan to allow the non-employee directors to elect to receive payment of their retainer fees in the form of Common Stock or options to purchase Common Stock rather than in cash. See "Non-Employee Directors Stock Plan" below. In addition, pursuant to the terms of the Company's 1994 Stock Incentive Plan, each non-employee director will automatically receive, on the date of each annual meeting, an option to purchase 2,500 shares of Common Stock, at an exercise price equal to the fair market value of such shares on the date of grant. See "Executive Officers--1994 Stock Incentive Plan." The Company has been advised that any compensation received by Mr. O'Connor is as a nominee for AEW. See "Director Designation Agreement" below.

The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

Executive Committee. The Executive Committee has such authority as may be granted from time to time by the Board of Directors, including, within certain limitations, the power to approve the acquisition and disposition of properties and the development of properties. The Executive Committee currently consists of Messrs. Evans, Withycombe and Theobald. All actions by the Executive Committee require the unanimous vote of all of its members. The Executive Committee held two meetings during 1996.

Audit Committee. The Audit Committee was established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. Messrs. Bidstrup and O'Connor are the current members of the Audit Committee. The Audit Committee held three meetings during 1996.

Compensation Committee. The Compensation Committee is responsible for the administration of the Company's 1994 Stock Incentive Plan, the Non-Employee Directors Stock Plan and compensation for the Company's senior executive officers. The Compensation Committee is authorized to determine the persons eligible to participate in the 1994 Stock Incentive Plan, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. Messrs. Azrack and Bidstrup are the current members of the Compensation Committee. The Compensation Committee held two meetings during 1996.

Director Designation Agreement. In connection with the Initial Public Offering, the Company entered into a Director Designation Agreement with each of AEW Partners, L.P. ("AEW"), CIIF Associates II Limited Partnership, a Delaware limited partnership ("Copley"), Mr. Evans and Mr. Withycombe. Pursuant to the terms of such agreement, AEW, Copley and each of Messrs. Evans and Withycombe had certain rights with respect to the nomination of directors and the voting of shares held by such parties, based on specified common stock ownership thresholds and, in the case of Messrs. Evans and Withycombe, status as officers of the Company. Because Copley and Mr. Withycombe no longer satisfy certain conditions set forth in the agreement, Copley and Mr. Withycombe no longer have the right to designate directors for nomination. AEW continues to satisfy the stock ownership requirement and therefore retains the right to designate for nomination one director for a period of five years following the Company's Initial Public Offering, so long as AEW continues to hold at least a 7.5% interest in the Company (giving effect to the exchange of all Units (as defined below under "Security Ownership of Certain Beneficial Owners and Management") for shares of Common Stock. Additionally, Mr. Evans retains the right to designate himself for nomination for a period of five years following the Company's Initial Public Offering so long as he continues to hold the requisite equity ownership interest in the Company. Each of AEW, Copley, Mr. Evans and Mr. Withycombe have agreed to vote their shares of Common Stock for the persons nominated for director under the Director Designation Agreement. AEW's initial designee to the Board of Directors, Mr. Azrack, has informed the Company that he will resign immediately following the Annual Meeting and AEW has notified the Company that it will nominate Mr. O'Connor to serve the remainder of Mr. Azrack's term.

Non-Employee Directors Stock Plan. The Board of Directors has adopted, and the Company's stockholders have approved, the Evans Withycombe Residential, Inc. Non-Employee Directors Stock Plan (the "Directors Plan"). As discussed under "Board Meetings; Committees and Compensation" on page 5 of this Proxy Statement, non-employee directors of the Company currently receive cash compensation as an annual retainer and for meeting fees. Under the Directors Plan, non-employee directors have the ability to elect to receive their quarterly directors' retainer (including meeting fees) in the form of Common Stock or options to purchase Common Stock in lieu of the cash they would otherwise be entitled to receive.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Common Stock and Units of the Company as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 for the fiscal year ended December 31, 1996 and (iv) the Company's executive officers and directors as a group. "Units" are partnership interests in Evans Withycombe Residential, L.P., a Delaware limited partnership (the "Operating Partnership"), the primary entity through which the Company owns its real estate properties. Units were exchangeable by the holder for cash or, at the Company's option, shares of Common Stock on a one-for-one basis (subject to adjustments) commencing in August 1996. Only shares of Common Stock, and not Units, are eligible to vote at the Annual Meeting. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and generally means the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                      Number of
                                    Common Shares       Percent of All                       Percent of
      Name and Address of           Beneficially        Common Shares       Number of           Units           Percent of
      Beneficial Owner(1)               Owned            Outstanding          Units        Outstanding(12)   Equity Interest
-------------------------------     -------------       --------------      ---------      ---------------   ---------------
Stephen O. Evans(2).........           248,252               1.2%           1,808,136            39.2%              8.2%
F. Keith Withycombe(3)......           215,402               1.1%           1,674,886            36.4%              7.6%
Richard G. Berry(4).........            48,120                *               110,000             2.4%               *
Paul R. Fannin (5)..........            41,334                *                  -                 -                 *
G. Edward O'Clair(6)........            49,828                *                 4,724              *                 *
Joseph F. Azrack(7).........         2,455,400              12.1%                __                __               9.9%
Joseph W. O'Connor(8).......           981,797               4.8%                __                __               3.9%
G. Peter Bidstrup(9)........            27,500                *                  __                __                *
John O. Theobald II(9)......             8,500                *                  __                __                *
AEW Partners, L.P...........         2,447,900              12.1%                __                __               9.8%
CIIF Associates II Limited
Partnership, a Delaware
limited partnership.........           974,297               4.8%                __                __               3.9%
ABKB/LaSalle Group(11)......         1,980,850               9.8%                __                __               8.0%

All Executive Officers and
Directors as a Group (10
persons)(7)(8)(10)..........         4,122,522              20.0%           3,600,331            78.1%             30.6%

*        Less than 1%.
(1) Unless otherwise noted, the address for each of the persons or entities listed above is 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona, 85251. The address for AEW and Mr. Azrack is 225 Franklin Street, Boston, Massachusetts 02110; the address for CIIF Associates II Limited Partnership and Mr. O'Connor is 225 Franklin Street, Boston, Massachusetts 02110; and the address for ABKB/LaSalle Securities Limited Partnership is 11 South LaSalle Street, Chicago, Illinois 60603.

(2) Includes 111,250 shares subject to options that are exercisable within 60 days. Does not include 83,750 shares subject to options that are not exercisable within 60 days. Does not include shares of Common Stock issuable upon exchange of 1,808,136 Units. All exchanges of Units for shares of Common Stock and exercise of stock options are subject to the Ownership Limit (as defined in the Company's Charter). Without regard to the Ownership Limit, 1,808,136 Units owned by Mr. Evans would be presently exchangeable into a like number of shares of Common Stock and the amount and percentage of shares in the table above for Mr. Evans would be 2,056,388 and 8.2%, respectively.
(3) Includes 111,250 shares subject to options that are exercisable within 60 days. Does not include 83,750 shares subject to options that are not exercisable within 60 days. Does not include shares of Common Stock issuable upon exchange of 1,674,886 Units. All exchanges of Units for shares of Common Stock and exercise of stock options are subject to the Ownership Limit (as defined in the Company's Charter). Without regard to the Ownership Limit, 1,674,886 Units owned by Mr. Withycombe would be presently exchangeable into a like number of shares of Common Stock and the amount and percentage of shares in the table above for Mr. Withycombe would be 1,890,288 and 7.6%, respectively.
(4) Includes 46,000 shares subject to options that are exercisable within 60 days. Does not include 73,000 shares subject to options that are not exercisable within 60 days. Does not include shares of Common Stock issuable upon exchange of 110,000 Units. The 110,000 Units owned by Mr. Berry are presently exchangeable into a like number of shares of Common Stock and, giving effect to such exchange, the amount and percentage of shares in the table above for Mr. Berry would be 158,120 and .6%, respectively.
(5) Includes 25,000 shares subject to options that are exercisable within 60 days. Does not include 35,000 shares subject to options that are not exercisable within 60 days. The percentage of shares in the table above for Mr. Fannin is 41,344 and .2%.
(6) Includes 23,125 shares subject to options that are exercisable within 60 days. Does not include 34,375 shares subject to options that are not exercisable within 60 days. Does not include shares of Common Stock issuable upon exchange of 4,724 Units. The 4,724 Units owned by Mr. O'Clair are presently exchangeable into a like number of shares of Common Stock and, giving effect to such change, the amount and percentage of shares in the table above for Mr. O'Clair would be 49,828 and .2%, respectively.
 (7) Includes 2,447,900 shares held by AEW Partners, L.P. Mr. Azrack disclaims beneficial ownership of all of such shares except 3,309 shares relating to his proportionate interest in AEW Partners, L.P. Also includes 7,500 shares subject to options that are exercisable within 60 days. Mr. Azrack is the President and Chief Executive Officer of AEW Capital Management, L.P., the advisor to AEW Partners, L.P. Mr. Azrack holds all options as nominee of AEW Partners, L.P.
(8) Includes 974,297 shares held by CIIF Associates II Limited Partnership, a Delaware limited partnership, as to which Mr. O'Connor disclaims beneficial ownership. Also includes 7,500 shares subject to options that are exercisable within 60 days. Mr. O'Connor is Co-Chairman of AEW Capital Management, L.P. AEW Advisors, Inc. (formerly Copley Advisors, Inc.) is an indirectly wholly-owned subsidiary of AEW Capital Management, L.P., and serves as the managing general partner of CIIF Associates II Limited Partnership. Mr. O'Connor holds all options as nominee of CIIF Associates II Limited Partnership.
(9) Includes 7,500 shares subject to options that are exercisable within 60 days.
(10) Does not include 339,875 shares subject to options that are not exercisable within 60 days. Does not include shares of Common Stock issuable upon exchange of 3,600,331 Units held by Executive Officers and directors as a group. All exchanges of Units for shares of Common Stock and exercise of stock options are subject to the Ownership

         Limit (as defined in the Company's Charter). Without regard for the Ownership Limit, 3,600,331 Units owned by such persons would be presently exchangeable into a like number of shares of Common Stock, and the amount and percentage of shares in the table above for such persons would be 7,722,853 and 30.6%, respectively.
(11) The information set forth is based on a Schedule 13G filed by LaSalle Advisors Limited Partnership ("LaSalle Advisors") and ABKB/LaSalle Securities Limited Partnership ("ABKB/LaSalle") with the SEC on February 14, 1997 that identifies such entities as a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such Schedule 13G indicates that LaSalle Advisors Limited Partnership beneficially owns an aggregate of 1,021,500 shares of Common Stock, of which it has sole and dispositive power over 509,400 shares, shared voting power over 188,300 shares and shared dispositive power over 512,100 shares. The Schedule 13G further indicates that ABKB/LaSalle beneficially owns 959,350 shares of Common Stock, of which it has sole voting and dispositive power over 213,300 shares, shared voting power over 587,210 shares and shared dispositive power over 746,050 shares.
(12)     Does not include 20,244,964 Units held by Evans Withycombe Residential,
         Inc.

                               EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of each of the Company's executive officers.

                     Name               Age                       Position
          ----------------------------  ---   --------------------------------------------------
          Stephen O. Evans              51    Chairman of the Board and Chief Executive Officer
          Richard G. Berry (1)          52    President, Chief Operating Officer and Director
          Paul R. Fannin                40    Senior Vice President, Chief Financial Officer,
                                                        Treasurer and Secretary
          Jay E. Northrop               51    Senior Vice President--Property Management
          G. Edward O'Clair             53    Senior Vice President--Construction

         (1) Richard G. Berry was appointed President and Chief Operating Officer on January 21, 1997.

Stephen O. Evans has served as the Chairman of the Board and Chief Executive Officer of the Company since its formation in May 1994. Mr. Evans founded the predecessor of the Company in 1977 and served as Chairman of the Board and Chief Executive Officer. From 1973 to 1977, Mr. Evans was Investment Vice President of W.R. Schulz & Associates, at that time Arizona's largest apartment development company. He earned his Bachelor of Science in Business Administration and Masters of Business Administration degrees from Arizona State University. He also served as an officer in the United States Air Force for four years. Mr. Evans' affiliations include National Multi-Housing Council; National Association of Real Estate Investment Trusts (NAREIT); Lambda Alpha, a National Land Economic Fraternity; and the Urban Land Institute.

Richard G. Berry was  appointed  President  and Chief  Operating  Officer of the
Company on January 21, 1997. Prior to that time, Mr. Berry served as the Executive Vice President and a director of the Company since its formation in May 1994 and has served as the Executive Vice President of Evans Withycombe, Inc. since 1992. From 1983 to 1992, Mr. Berry served as Chairman of the Board of Berry and Boyle, a real estate investment and development management company. Prior to 1983, Mr. Berry served as Executive Vice President of Hutton Real Estate Services and was responsible for that firm's real estate investment and management activities. Mr. Berry earned a Bachelor of Architecture degree and a Masters of Business Administration degree from the University of Michigan. He also served as an officer of a United States Navy mobile construction battalion for three years.

Paul R. Fannin has served as the Senior Vice President, Chief Financial Officer and Treasurer of the Company since its formation in May 1994 and was appointed Secretary in 1996. Prior to that time, Mr. Fannin served as the Vice President -- Asset Management of Evans Withycombe, Inc. since 1986. From 1983 to 1986, Mr. Fannin served as the Director of Finance of an Arizona real estate development firm for three years, and was a member of the tax staff of a public accounting firm for a period of three years. Mr. Fannin is a Certified Public Accountant licensed in the State of Arizona and holds a Bachelor of Science degree in Accounting from the University of Arizona and a Masters of Business Administration degree from Arizona State University.

Jay E. Northrop has served as a Senior Vice President -- Property Management of the Company since its formation in May 1994. From 1981 to 1994, Mr. Northrop served as Senior Vice President -- Property Management of Evans Withycombe, Inc. Prior to that time, Mr. Northrop served as a District Manager for W.R. Schultz & Associates, where he was responsible for the property operations of a large number of apartment communities. Mr. Northrop holds a Bachelor of Science degree in Business Administration from Arizona State University.

G. Edward O'Clair has served as the Senior Vice President -- Construction of the Company since its formation in May 1994. From 1978 to 1994, Mr. O'Clair served as the Senior Vice President -- Construction of Evans Withycombe, Inc. Mr. O'Clair has been involved in the construction management field since 1967. Prior to joining Evans Withycombe's predecessor in 1978, Mr. O'Clair supervised the construction of numerous residential and commercial projects for Stanley Development Company and C.J. Hassett Corporation, both located in Arizona. Mr. O'Clair is a licensed general contractor in the state of Arizona and holds a Bachelor of Science degree in Business Administration from Arizona State University.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The Company was organized as a Maryland corporation in May 1994 and commenced operations in connection with the consummation of its Initial Public Offering on August 17, 1994. Prior to the Initial Public Offering, the Company did not pay any compensation to its executive officers. The following table sets forth information concerning the compensation awarded to, earned by or paid during the last three fiscal years to the Company's Chief Executive Officer and to each of the four most highly compensated executive officers of the Company whose cash compensation exceeded $100,000 for the fiscal year ended December 31, 1996 (the "Named Executive Officers").

                           Summary Compensation Table

                                                                                            Long Term
                                                    Annual Compensation                Compensation Awards
                                                    -------------------                -------------------
                                                                                  Restricted     Securities
                                                                   Other Annual     Stock        Underlying        All Other
                                   Year    Salary (2)   Bonus      Compensation   Awards (3)    Options/SARs      Compensation
Name and Principal Position         (1)        $          $              $            $               #              (4) $
---------------------------        ----    ----------   -----      ------------   ----------    ------------      ------------
Stephen O. Evans.................  1996     $204,000    $  --        $ 14,400      $   --          45,000           $  2,918
   Chairman of the Board and
   Chief Executive Officer         1995      204,000       --            --            --            --                2,079

                                   1994       71,538     37,500          --            --         150,000              3,179

F. Keith Withycombe (5)..........  1996      199,313       --          12,000          --          45,000              2,871
   President and Chief Operating
   Officer                         1995      204,000       --            --            --            --                1,853

                                   1994       45,000     37,500          --            --         150,000              2,738

Richard G. Berry (5).............  1996      181,188       --          12,000        40,006        54,000              1,812
   Executive Vice President
                                   1995      165,000       --            --            --            --                2,310

                                   1994       53,654     28,125          --            --          65,000              2,767

Paul R. Fannin ..................  1996      116,000     15,000         3,000          --          30,000              1,784
   Senior Vice President--Chief
   Financial Officer, Treasurer    1995      103,600       --           3,058       193,160          --                1,857
   and Secretary
                                   1994       32,192      3,750         1,071          --          35,000                322

G. Edward O'Clair................  1996      104,500       --           6,000          --          22,500              2,610
   Senior Vice President--
   Construction                    1995       99,493       --            --         423,240          --                1,014

                                   1994       34,219      4,875          --            --          35,000              1,913

-----------------
(1) Compensation information contained in the above table for 1994 represents the period from August 17, 1994 (the date of the Initial Public Offering) through December 31, 1994.
(2) On an annualized basis in 1994, the salaries for the Named Executive Officers would be: $200,000 for each of Messrs. Evans and Withycombe, $150,000 for Mr. Berry, $90,000 for Mr. Fannin, and $95,667 for Mr. O'Clair.
(3) An aggregate of 82,802 shares of "restricted stock" were issued to certain officers of the Company in August 1995 in connection with the continuation of an executive incentive deferred compensation plan of a predecessor to the Company, including 21,162 shares to Mr. O'Clair and 9,658 shares to Mr. Fannin. Such shares vest over a three-year period after issuance and upon issuance such shares had voting and dividend rights with one-third of the shares vesting in August 1996. The value of the restricted stock at the end of the last fiscal year was $202,818 for Mr. Fannin, and $444,402 for Mr. O'Clair.
(4) Amounts shown in this column represent Company contributions to the Company's 401(k) Plan.

(5) Mr. Withycombe resigned as President and Chief Operating Officer of the Company effective January 21, 1997. Mr. Withycombe remains a director of the Company. On January 21, 1997, Richard G. Berry was appointed President and Chief Operating Officer of the Company.


                      INFORMATION CONCERNING STOCK OPTIONS

The following table contains information concerning the grant of stock options under the Company's 1994 Stock Incentive Plan for the 1996 fiscal year to the Named Executive Officers. The table also lists potential realizable values of such options on the basis of assumed annual compounded stock appreciation rates of 5% and 10% over the life of the options which are set at a maximum of ten years.

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                                                                              Potential Realizable
                                                                                                    Value at
                                                                                                 Assumed Annual
                              Number of       Percent of Total                                    Rates of Share
                              Securities          Options      Exercise                        Price Appreciation
                              Underlying          Granted       Or Base                       For Option Term (4)
                           Options Granted    to Employees in    Price      Expiration     -------------------------
Name                            (#)(1)          Fiscal Year    ($/Sh)(2)      Date(3)       5%($)(2)      10%($)(2)
-------------------------  ---------------    ---------------  ---------    -------------  ----------    -----------
Stephen O. Evans                 45,000            13.0%         $22.25     February 2006   $629,681     $1,595,735
F. Keith Withycombe              45,000            13.0%         $22.25     February 2006    629,681      1,595,735
Richard G. Berry                 54,000            15.6%         $22.25     February 2006    755,617      1,914,882
Paul R. Fannin                   30,000             8.7%         $22.25     February 2006    419,787      1,063,823
G. Edward O'Clair                22,500             6.3%         $22.25     February 2006    314,840        797,867

(1) These options generally will vest in three equal installments on the first, second and third anniversaries of the date of grant in the case of Messrs. Evans and Withycombe and in four equal installments for the other officers.

(2)   Based on the price per share of Common Stock at the award date.

(3) The expiration date of the options is ten years from the date of the award.

(4) The potential realizable value is reported net of the option price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation at 5% and 10% only from the date of grant to the expiration date of the option.

The following table provides information related to the exercise of stock options during the year ended December 31, 1996 by each of the Named Executive Officers and the 1996 fiscal year-end value of unexercised options. No stock options were exercised in 1996.

                 Aggregated Option Exercises In Last Fiscal Year
                 -----------------------------------------------

                        and Fiscal Year-End Option Values
                        ---------------------------------

                                                                         Number of
                                                                        Securities
                                                                        Underlying             Value of
                                                                        Unexercised          Unexercised
                                                                          Options            In-the-Money
                                                                       at FY-End (#)      Options at FY-End
                               Shares Acquired     Value Realized      Exercisable/          Exercisable/
         Name                  on Exercise (#)           ($)           Unexercisable     Unexercisable ($)(1)
----------------------------   ---------------     --------------      -------------     --------------------
Stephen O. Evans                        -                $-           100,000/95,000       $100,000/$50,000
F. Keith Withycombe (2)                 -                 -           100,000/95,000         100,000/50,000
Richard G. Berry (2)                    -                 -            32,500/86,500          32,500/32,500
Paul R. Fannin                          -                 -            17,500/47,500          17,500/17,500
G. Edward O'Clair                       -                 -            17,500/40,000          17,500/17,500

(1) Market value of underlying Common Stock on date of fiscal year-end minus the exercise price. The closing price on December 31, 1996 was $21.00.
(2) F. Keith Withycombe resigned as President and Chief Operating Officer effective January 21, 1997 and remains a director of the Company. Richard
     G. Berry was appointed President and Chief Operating Officer on such date.

The Company does not have any stock appreciation rights.

Employment Agreements

On August 17, 1994, each of Stephen O. Evans and Richard G. Berry entered into employment agreements with the Company for a term of three years. The agreements provide for annual compensation in the amounts set forth in the "Summary Compensation Table" above and incentive compensation on the terms set forth in "Incentive Compensation Plan" below. Each of the employment agreements provides for certain severance payments equal to base compensation for the longer of the balance of the employment term or 18 months in the event of disability or termination by the Company without cause or by the employee with "good reason."

The Company generally will have "cause" to terminate Messrs. Evans or Berry if such person (i) engages in acts or omissions with respect to the Company which constitute intentional misconduct or a knowing violation of law, (ii) personally receives a benefit of money, property or services from the Company or from another person dealing with the Company in violation of law, (iii) breaches his non-competition agreement with the Company, (iv) breaches his duty of loyalty to the Company, (v) engages in gross negligence in the performance of his duties or
(vi) fails to perform services that have been reasonably requested of him by the Board of Directors following applicable notice and cure periods and which are consistent with the terms of his employment agreement. Messrs. Evans or Berry will each have "good reason" to terminate his employment with the Company in the event of any reduction in his compensation without his consent, any material breach or default by the Company under his employment agreement or any substantial diminution in his duties.

As part of their employment agreements, each of Messrs. Evans and Berry agreed to a noncompetition covenant with the Company which generally prohibits them (with certain specified exceptions) from engaging in or carrying on, directly or indirectly, whether as an advisor, principal, agent, partner, officer, director, employee, shareholder, associate or consultant to any person, partnership, corporation or any other business entity which is engaged in the development, construction, acquisition or management of multifamily apartment properties in the North America except by or through the Company for the longer of (a) 12 months following the termination of employment with the Company or (b) three years after the closing of the Company's Initial Public Offering, without the prior written consent of the Board of Directors; provided, however, if such person's employment is terminated by the Company without "cause" or by the employee for "good reason," the agreement not to compete will terminate upon the termination of employment.

On January 21, 1997, Mr. Withycombe resigned as an officer of the Company and his duties were assumed by Mr. Berry. Mr. Withycombe will continue to serve in his capacity as a Director of the Company. Pursuant to an employment agreement between the Company and Mr. Withycombe, Mr. Withycombe is prohibited (with certain specified exceptions) from engaging in or carrying on, directly or indirectly, whether as an advisor, principal, agent, partner, officer, director, employee, shareholder, associate or consultant to any person, partnership, corporation or any other business entity which is engaged in the development, construction, acquisition or management of multifamily apartment properties in North America except by or through the Company for one year following the termination of his employment with the Company.

1994 Stock Incentive Plan

In August 1994 the Company's Board of Directors adopted, and the stockholders of the Company approved, the 1994 Stock Incentive Plan (the "1994 Plan"). Any person, including any director of the Company, who is an employee of or consultant to the Company, the Operating Partnership, the Management Company or any of their subsidiaries, is eligible to be considered for the grant of an Award (any type of arrangement, consistent with the provisions of the 1994 Plan, that involves or might involve the issuance of (a) Common Stock, (b) an option, warrant, convertible security, stock appreciation right or similar right, with an exercise or conversion privilege at a price related to the Common Stock, or
(c) any other security or benefit with a value derived from the value of the Common Stock) under the 1994 Plan. The 1994 Plan also provides for the automatic grant of options to directors of the Company who are not employees.

Incentive Compensation Plan

The Company has established an incentive compensation plan for officers and key employees of the Company. This plan provides for payment of a cash bonus to participating officers and key employees if certain performance objectives established for each individual are achieved. Pursuant to such plan, each of Messrs. Evans, Withycombe and Berry shall be entitled to receive a cash bonus of up to 100% of their respective base compensation, respectively, upon the achievement by the Company of specified targets of growth in funds available for distribution per share as determined by the Compensation Committee. The amount of the bonus to other participating officers and key employees is based on a formula determined for each employee by the Compensation Committee or the Chief Executive Officer and President of the Company, which is based on growth in funds available for distribution and other factors.

401(k) Plan

The Company maintains through Evans Withycombe Management, Inc. (the "Management Company"), a qualified retirement plan, with a salary deferral feature designed to qualify under Section 401 of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan permits employees of the Management Company to defer a portion of their compensation in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan currently allows participants to defer up to 20% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. Matching contributions may be made in amounts and at times determined by the Company. Amounts contributed by the Company for a participant will vest over five years and will be held in trust until distributed pursuant to the terms of the 401(k) Plan. Employees are eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum age and period of credited service. Distributions from participant accounts will not be permitted before age 59 1/2, except in the event of death, disability, certain financial hardships or termination of employment.

For the fiscal year ended December 31, 1996, the Company contributed an aggregate of approximately $12,000 pursuant to the 401(k) Plan on behalf of the Named Executive Officers and $113,000 on behalf of all employees as a group. At December 31, 1996, a total of 272 of the Company's employees were participants in the 401(k) Plan.

Executive Incentive Deferred Compensation Plan

Prior to the Company's Initial Public Offering, Evans Withycombe, Inc. had in place an Executive Incentive Deferred Compensation Plan (the "Executive Plan"). Pursuant to the Executive Plan, certain executives of Evans Withycombe, Inc. (the "Participants") were granted unfunded, unsecured rights to receive cash payments based on the distributions from certain partnerships in which Evans Withycombe, Inc. owned an interest. The awards would have vested over a six-year period from the date of grant. In connection with the consummation of the Company's Initial Public Offering, all rights of Participants under the Executive Plan were canceled, and the Participants received (a) an aggregate of approximately $2.6 million in cash funded by the Management Company prior to the Initial Public Offering and (b) the right to receive an aggregate of 98,500 shares of restricted stock from the Company one year following the Initial Public Offering if they remained as employees of the Company during such period, of which 82,802 shares were issued on or about August 17, 1995. One third of the shares will vest on each of the second, third and fourth anniversaries of the Initial Public Offering based upon the continued employment by the Company of the Participants.



Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph shall not be incorporated by reference into any such filing.

                          COMPENSATION COMMITTEE REPORT

The Company consummated the Initial Public Offering in August 1994 and shortly thereafter established the Compensation Committee which is made up of Messrs. Azrack and Bidstrup. Executive compensation for the year ended December 31, 1996 was determined by the Compensation Committee, and, with respect to the base salary paid to Messrs. Evans, Withycombe and Berry, was paid in accordance with employment agreements entered into at the time of the Initial Public Offering. The Compensation Committee is responsible for the administration of the Company's 1994 Stock Incentive Plan, the Non-Employee Directors Stock Plan and compensation for the Company's senior executive officers. The Compensation Committee is authorized to determine the persons eligible to participate in the 1994 Stock Incentive Plan, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Company's executive compensation program is intended to attract, retain and reward experienced, highly motivated executives. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company's stockholders.

The Compensation Committee established policies regarding qualification of compensation under Section 162(m) of the Code to the extent it considers such policies appropriate. Section 162(m) limits the deductibility of compensation over $1 million to any of certain executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company did not pay any compensation in 1996 that would be subject to Section 162(m).

Compensation Mix

The Company's executive compensation is based on three components designed in each case to accomplish the Company's compensation philosophy.

Base Salary. Messrs. Evans, Withycombe and Berry received a salary of $204,000, $199,313 and $181,188, respectively, pursuant to the terms of employment agreements entered into between the Company and such executives in connection with the consummation of the Company's Initial Public Offering in August 1994. The terms of the employment agreements were determined at the time of the offering and prior to the formation of the Compensation Committee.

Bonus under Incentive Compensation Plan. The Company has established the incentive compensation plan described above pursuant to which cash bonuses are paid upon achievement of certain performance objectives.

Stock Options and Restricted Stock. The Compensation Committee may grant stock options and restricted stock to executives and other key employees of the Company pursuant to the 1994 Stock Incentive Plan. In determining the grants of stock options and restricted stock, the Compensation Committee will take into account, among other things, the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed award recipient. Stock options and restricted stock are designed to align the interests of executives with those of the stockholders. Stock options may also be granted to those non-employee directors who elect to receive them in lieu of cash payments of directors fees pursuant to the Non-Employees Directors Stock Plan. Although the Non-Employees Director Stock Plan is intended to be self-governing, the Compensation Committee may alter, amend, suspend or terminate the plan, subject to certain exceptions.

                                             JOSEPH W. AZRACK

                                             G. PETER BIDSTRUP

                             STOCK PERFORMANCE GRAPH

The graph below compares cumulative total return of the Company, the S & P 500 Index and the Equity REIT Total Return Index of the National Association of Real Estate Investment Trusts ("NAREIT") from August 11, 1994, the first day of trading of the Common Stock on the New York Stock Exchange, to December 31, 1996. The S&P 500 Index and the NAREIT Equity REIT Total Return Index for the month of August, 1994 have been prorated to arrive at the beginning index used in this graph. The comparison assumes $100 was invested on August 11, 1994 in the Company's Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes.

EWR
Stock Performance Graph
1996 Proxy

                                             NARIET
                                             Equity
                EWR            S & P         Index
               ------         ------         ------

 8/11/94       100.00         100.00         100.00
 9/30/94        97.50         101.56          98.44
12/31/94       105.99         101.54          98.45
 3/31/95       102.83         111.42          98.29
 6/30/95       106.76         121.99         104.07
 9/30/95       108.04         131.69         108.97
12/31/95       116.90         139.54         113.48
 3/31/96       128.65         147.03         116.06
 6/30/96       117.64         153.63         121.23
 9/30/96       125.61         158.36         129.16
12/31/96       125.28         171.62         153.51


The stock performance depicted in the above graph is not necessarily indicative of future performance. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates them by reference into a filing under the Securities Act or Exchange Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Management Company

Messrs. Evans and Withycombe own 99% of the voting common stock of Evans Withycombe Management, Inc., the entity through which the Company conducts its property management operations and other related services (the "Management Company"), which enables Messrs. Evans and Withycombe to control the election of directors of the Management Company. The Operating Partnership owns 1% of the voting common stock and 100% of the non-voting common stock of the Management Company, as a result of which the Operating Partnership is entitled to 99% of all of the distributions made by the Management Company. Pursuant to a management agreement between the Management Company and the Operating Partnership, the Management Company provides various managerial, administrative, accounting, industrial relations and, at the election of the Operating Partnership, development services, and other services related to the management, operation and administration of the Operating Partnership and the communities owned by the Operating Partnership. The management agreement provides for the Operating Partnership to compensate the Management Company monthly with respect to such matters. The management agreement had an initial one-year term. Thereafter, it was and will be renewed for consecutive one-year terms, unless the Operating Partnership or the Management Company elects to terminate the management agreement at least 30 days before the expiration of the then-current term. The management agreement may be terminated in its entirety earlier in the event that the Operating Partnership no longer owns more than 50% of the non-voting stock of the Management Company or in the event of a material default by the Management Company or the Operating Partnership (which is not cured within certain specified time periods).

Pursuant to a management agreement between the Management Company and the Financing Partnership, the Management Company provides various managerial, administrative, accounting, industrial relations and, at the election of the Financing Partnership, development services, and other services related to the management, operation and administration of the Financing Partnership and the communities owned by the Financing Partnership. The management agreement provides for the Financing Partnership to compensate the Management Company monthly with respect to such matters. The management agreement has an initial term of seven years. The management agreement may be terminated in its entirety earlier upon 30 days notice from the Financing Partnership or by the Management Company or the Financing Partnership in the event of a material default by the other party (which default is not cured within certain specified time periods).

Director Designation Agreement

The Company is a party to a Director Designation Agreement which, among other things, provides AEW and Mr. Evans with the right, subject to certain limitations, to designate a person to serve as directors of the Company. For a description of the Director Designation Agreement, see "Election of Directors--Director Designation Agreement."

Relationship Regarding Excluded Properties

Certain entities affiliated with Messrs. Evans and Withycombe (the "Evans Withycombe Entities") own a minority interest in joint ventures that own nine multi-family apartment communities (the "Berry and Boyle Communities"), which were not transferred to the Company in connection with certain transactions consummated in connection with the Initial Public Offering. The Evans Withycombe Entities have a right of first refusal to acquire the Berry and Boyle Communities upon a sale by a venture. The Evans Withycombe Entities had agreed to transfer any Berry Boyle Community subject to the right of first refusal to the

Company, if the Company so elects, at the right of first refusal price In the second quarter of 1996, the Company elected not to acquire the Berry & Boyle communities and terminated its management contracts on the nine multi-family apartment communities in exchange for a termination fee of $500,000. In addition, five multifamily apartment communities in which Evans Withycombe owns an interest were not transferred to the Company. The Management Company continues to manage these five multi-family apartment communities for a fee pursuant to existing management agreements.

                              INDEPENDENT AUDITORS

Ernst & Young LLP audited the Company's financial statements for the year ended December 31, 1996 and has been the Company's auditors since the Company's organization. The directors have selected the firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement at the Annual Meeting if he or she desires to do so.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Based solely upon a review of Securities and Exchange Commission Forms 3, 4 and 5 furnished to the Company and certain written representations, the Company believes that all reports required by Section 16(a) of the Securities and Exchange Act of 1934 with respect to the Company's fiscal year ended December 31, 1996 have been filed by its officers and directors and each person known to the Company to be the beneficial owner of more than 10% of the Company's Common Stock.

                                  OTHER MATTERS

Stockholder Proposals for Next Year's Annual Meeting. The proxy rules adopted by the Securities and Exchange Commission provide that certain stockholder proposals must be included in the proxy statement for the Company's Annual Meeting. For a proposal to be considered for inclusion in next year's proxy statement, it must be received by the Company no later than January 7, 1998.

The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this proxy statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 1996, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A, AS AMENDED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, AT 6991 EAST CAMELBACK ROAD, SUITE A-200, SCOTTSDALE, ARIZONA 85251.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                        By Order of the Board of Directors



                                        Paul R. Fannin
                                        Senior Vice President, Chief Financial
                                        Officer and Secretary

Scottsdale, Arizona
May 7, 1997

PROXY                                            EVANS WITHYCOMBE RESIDENTIAL, INC.
                                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 10, 1997

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1997 Annual Meeting and revoking all prior Proxies,  makes,  constitutes and appoints Stephen O. Evans and Richard G. Berry (and each of them) proxies of the undersigned, each with full power of substitution, to represent the undersigned, and to vote all shares of Common Stock of the undersigned in Evans  Withycombe  Residential,  Inc.  (herein the  "Company"),  at the 1997 Annual Meeting of
Stockholders of the Company at the Scottsdale Plaza Resort,  7200 North Scottsdale Road,  Scottsdale,  Arizona on Tuesday,  June 10,
1997 at 10:00 a.m., local time, and at any  adjournment(s)  or  postponement(s)  thereof,  with all powers the undersigned  would be entitled to vote if personally present:

1.   Election of Directors
     The Board of Directors recommends a vote FOR all nominees below.

                       [ ]     FOR ALL NOMINEES listed below                    [ ]     WITHOLD AUTHORITY to vote for all
                               (except as marked to the contrary below.                 nominees listed below

(INSTRUCTION: To withold authority to vote for any individual nominee, strike a line through the nominee's name.)

                                         NOMINEES:  RICHARD G. BERRY  AND  GADI KAUFMANN

2.   To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof and as to which the undersigned hereby confers discretionary authority.

                                          (Continued, and to be signed on the other side.)

                                                    (Continued from other side.)

This Proxy when properly  executed will be voted in the manner  directed  herein by the undersigned  stockholder.  Unless  otherwise directed,  or if no direction is given,  this Proxy will be voted FOR all of the nominees in Item I and in accordance  with the best judgement of the proxies or any of them on any other matters which may properly come before the meeting.

Dated:________________, 1997

                                                                                           _________________________________________

                                                                                           _________________________________________

                                                                                           Please date and sign exactly as your name
                                                                                           or names  appear herein. Persons  signing
                                                                                           in a fiduciary capacity  or as  corporate
                                                                                           officers should so indicate.


                                   PLEASE COMPETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                                                  IN THE ENCLOSED PREPAID ENVELOPE.